EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-228098) pertaining to the 2018 Stock Option and Incentive Plan of Arcosa, Inc. of our report dated February 27, 2020, with respect to the consolidated financial statements of Arcosa, Inc., and the effectiveness of internal control over financial reporting of Arcosa, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ ERNST & YOUNG LLP

Dallas, Texas
February 27, 2020